UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 26, 2017

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CAPRICOR THERAPEUTICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-34058	88-0363465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8840 Wilshire Blvd., 2nd Floor, Beverly Hills, CA (Address of principal executive offices)	90211 (Zip Code)

(310) 358-3200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Exclusive License Agreements

As previously disclosed, Capricor, Inc. (“Capricor”), a wholly-owned subsidiary of Capricor Therapeutics, Inc., a Delaware corporation (“Capricor Therapeutics”), and Cedars-Sinai Medical Center (“CSMC”) are parties to an Exclusive License Agreement (the “Exosomes License”) pertaining to the technologies related to extracellular vesicles, including exosomes and microvesicles. On December 26, 2017, Capricor and CSMC entered into a Fourth Amendment to Exclusive License Agreement, thereby amending the Exosomes License (the “Exosomes License Amendment”).  Under the Exosomes License Amendment, (i) the description of patent rights in Schedule A has been replaced by a Revised Schedule A that includes seven additional patent applications; and (ii) Capricor is required to reimburse CSMC approximately $50,000 for attorneys’ fees and filing fees that were incurred in connection with the additional patent rights.

Additionally, as previously disclosed, Capricor and CSMC are parties to an Amended and Restated Exclusive License Agreement (the “CDCs License”) pertaining to the technologies related to cardiosphere-derived cells (“CDCs”). On December 26, 2017, Capricor entered into a Third Amendment to Exclusive License Agreement with CSMC thereby amending the CDCs License (the “CDCs License Amendment”).  Under the CDCs License Amendment, (i) the description of patent rights in Schedule A has been replaced by a Revised Schedule A that includes seven additional patent applications; and (ii) Capricor is required to reimburse CSMC approximately $50,000 for attorneys’ fees and filing fees that were incurred in connection with the additional patent rights.

CSMC holds more than 10% of the outstanding capital stock of Capricor Therapeutics. Capricor Therapeutics is also party to a lease agreement with CSMC. Additionally, Dr. Eduardo Marbán, who holds more than 10% of the outstanding capital stock of Capricor Therapeutics, is the Director of the Cedars-Sinai Heart Institute and the Co-founder and Scientific Advisory Board Chairman of Capricor.

Capricor Therapeutics expects to file the Exosomes License Amendment and CDCs License Amendment (the “License Amendments”) as exhibits to its next filing in which the License Amendments are required to be included, and intends to seek confidential treatment for certain terms and provisions of the License Amendments as they contain competitively sensitive information pertaining to the subject matter of the patent applications described therein. The foregoing description is a summary of the material terms of the License Amendments, does not purport to be complete, and is qualified in its entirety by reference to the text of the License Amendments when filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPRICOR THERAPEUTICS, INC.

Date: January 2, 2018	By:	/s/ Linda Marbán, Ph.D.
Linda Marbán, Ph.D.
Chief Executive Officer